CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” in the Prospectus and “Independent Registered Public Accounting Firm”, “Independent Registered Public Accounting Firms” and “Financial Statements and Exhibits” in the Statement of Additional Information, in Post-Effective Amendment Number 28 to the Registration Statement (Form N-3, No. 333-08543) of Transamerica Financial Life Insurance Company and to the inclusion of our report, dated March 1, 2013, on Transamerica Partners Variable Funds (comprising, respectively, Money Market, High Quality Bond, Inflation-Protected Securities, Core Bond, High Yield Bond, Balanced, Large Value, Large Core, Large Growth, Small Core, International Equity and Calvert Subaccount) included in its Annual Report for the fiscal year ended December 31, 2012.

We also consent to the incorporation by reference of our report, dated March 1, 2013, on Transamerica Partners Portfolios (comprising, respectively, the Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Large Value Portfolio, Large Core Portfolio, Large Growth Portfolio, Mid Value Portfolio, Mid Growth Portfolio, Small Value Portfolio, Small Core Portfolio, Small Growth Portfolio and International Equity Portfolio) included in its Annual Report for the fiscal year ended December 31, 2012 and to the incorporation by reference of our report, dated March 1, 2013, on Transamerica Asset Allocation Variable Funds (comprising, respectively, Transamerica Asset Allocation - Short Horizon Subaccount, Transamerica Asset Allocation - Intermediate Horizon Subaccount and Transamerica Asset Allocation - Intermediate/Long Horizon Subaccount) included in its Annual Report for the fiscal year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 3, 2013, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company included in Post-Effective Amendment No. 28 to the Registration Statement (Form N-3 No. 333-08543) under the Securities Act of 1933 and related Prospectus of Transamerica Asset Allocation Variable Funds.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 25, 2013